UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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Caterpillar Inc.

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SHAREHOLDER UPDATE

Dear Fellow Shareholders,

Prior to our Annual Shareholder Meeting on June 9, 2021, please read our Proxy Statement to learn more about our board of directors, our governance practices, compensation programs and philosophy and other key items. We also encourage you to review four other important disclosures: our Diversity and Inclusion Report, EEO-1 Report, Climate and Energy Statement and our annual Sustainability Report where we introduce new sustainability goals to achieve by 2030.

Your vote is important. These additional documents are important components of the comprehensive and transparent disclosures provided to our shareholders. Thank you for your ongoing investment in and support of Caterpillar as we continue to execute our enterprise strategy for long-term profitable growth and shareholder value.

2021 Proxy Statement	Diversity & Inclusion Report www.caterpillar.com/diversity	2020 Sustainability Report www.caterpillar.com/sustainability	Climate & Energy Statement www.caterpillar.com/sustainability

NEW! Caterpillar EEO-1 Report (see page 6 of Diversity & Inclusion Report)

OUR COMMITMENT TO BUILDING A BETTER WORLD